Exhibit 99.1

NEWS RELEASE

Contact:	Will McDowell, Investor Relations – (215) 761-4198
Matt Asensio, Media Relations – (860) 226-2599

CIGNA REPORTS STRONG FIRST QUARTER 2017 RESULTS, RAISES OUTLOOK

o	Total revenues increased 5% to $10.4 billion in the first quarter

o	Shareholders' net income for the first quarter was $598 million, or $2.30 per share

o	Adjusted income from operations[1] in the first quarter increased 20% to $719 million, or $2.77 per share

o	Global medical customer base[2] is now projected to grow in the range of 500,000 to 600,000 lives in 2017

o	Adjusted income from operations[1,3] is now projected to grow in the range of 15% to 20%, to $2.41 billion to $2.53 billion in 2017, or $9.25 to $9.75 per share[4]

BLOOMFIELD, CT, May 5, 2017 – Cigna Corporation (NYSE: CI) today reported strong first quarter 2017 results driven by continued execution of  its proven strategy, and highlighted by earnings growth in each of Cigna's business segments over first quarter 2016.

"Cigna's strong first quarter performance reflects the value we are delivering to our customers and clients through affordable, high-quality and personalized solutions" said David M. Cordani, President and Chief Executive Officer.  "We expect continued positive momentum and growth across targeted customer segments, fueled by ongoing investments in innovative products and services."

Total revenues in the quarter were $10.4 billion, an increase of 5% over first quarter 2016, driven by continued strong business growth in Cigna's Commercial Healthcare and Global Supplemental Benefits segments, partially offset by contraction, as expected, in our Seniors business.

For the first quarter of 2017, shareholders' net income was $598 million, or $2.30 per share, compared with $519 million, or $2.00 per share, for the first quarter of 2016.

Cigna's adjusted income from operations1 for first quarter of 2017 was $719 million, or $2.77 per share, compared with $601 million, or $2.32 per share, for the first quarter of 2016.  This represents per share growth of 19% and reflects continued strong contributions from each of our business segments.

Reconciliations of shareholders' net income to adjusted income from operations1 are provided on the following page, and on Exhibit 2 of this earnings release.

CONSOLIDATED HIGHLIGHTS

The following table includes highlights of results and reconciliations of total revenues to consolidated operating revenues5 and shareholders' net income to adjusted income from operations1:

Consolidated Financial Results (dollars in millions):

	Three Months Ended
	March 31,		December 31,
	2017	2016	2016

Total Revenues	$10,385	$9,884	$9,944
Net Realized Investment (Gains) Losses	(46)	32	(59)
Consolidated Operating Revenues[5]	$10,339	$9,916	$9,885

Consolidated Earnings, Net of Taxes
Shareholders' Net Income	$598	$519	$382
Net Realized Investment (Gains) Losses	(31)	21	(38)
Amortization of Other Acquired Intangible Assets[1]	20	25	22
Special Items[1]	132	36	119
Adjusted Income from Operations[1]	$719	$601	$485

Shareholders' Net Income, per share	$2.30	$2.00	$1.47
Adjusted Income from Operations[1], per share	$2.77	$2.32	$1.87

•
First quarter 2017 shareholders' net income included special item[1] charges of $132 million after-tax, or $0.51 per share, for a long-term care guaranty fund assessment[6] and transaction costs related to Cigna's proposed combination with Anthem, while first quarter 2016 shareholders' net income included special item[1] charges of $36 million after-tax, or $0.14 per share, for transaction costs related to Cigna's proposed combination with Anthem.

•	Cash and marketable investments at the parent company were $2.7 billion at March 31, 2017 and $2.8 billion at December 31, 2016.

•	Year to date, as of May 4, 2017, the Company repurchased 2.3 million shares of common stock for approximately $340 million.

HIGHLIGHTS OF SEGMENT RESULTS

See Exhibit 2 for a reconciliation of shareholders' net income to adjusted income (loss) from operations1.

Global Health Care

This segment includes Cigna's Commercial and Government businesses that deliver medical and specialty health care products and services to domestic and multi-national clients and customers using guaranteed cost, retrospectively experience-rated and administrative services only ("ASO") funding arrangements.  Specialty health care includes behavioral, dental, disease and medical management, stop loss and pharmacy-related products and services.

Financial Results (dollars in millions, customers in thousands):

	Three Months Ended
	March 31,		December 31,
	2017	2016	2016

Premiums and Fees	$7,339	$7,056	$6,857
Adjusted Income from Operations[1]	$610	$544	$406
Adjusted Margin, After-Tax[7]	7.4%	6.9%	5.2%

	As of the Periods Ended
	March 31,		December 31,
Customers:	2017	2016	2016
Commercial	15,232	14,514	14,631
Government	502	615	566
Medical[2]	15,734	15,129	15,197

Behavioral Care[8]	26,006	25,624	25,790
Dental	15,788	14,836	14,981
Pharmacy	8,910	8,358	8,461
Medicare Part D	853	1,083	972

•	Global Health Care delivered strong results in the first quarter, reflecting consistent performance in well-positioned growth businesses.

•
First quarter 2017 premiums and fees increased 4% relative to first quarter 2016, driven by customer growth and specialty contributions in our Commercial business, partially offset by, as expected, reductions in Government customers.

•
The medical customer base[2] at the end of the first quarter 2017 totaled 15.7 million, including an increase of 537,000 customers in the quarter driven by organic growth in all of our Commercial market segments.

•
First quarter 2017 adjusted income from operations[1] and adjusted margin, after-tax[7] reflect medical and specialty business growth, continued effective medical cost management, and favorable prior-year reserve development.

•	Adjusted income from operations[1] for first quarter 2017 and first quarter 2016 included favorable prior year reserve development on an after-tax basis of $61 million and $14 million, respectively.

•
The Total Commercial medical care ratio[9] ("MCR") of 77.6% for first quarter 2017 reflects the consistent strong performance of our Commercial employer business and favorable prior year reserve development. The increase over first quarter 2016 reflects the impact of the health insurance tax moratorium.

•	The Total Government MCR[9] of 85.9% for first quarter 2017 reflects the seasonal impacts of Medicare Part D as well as favorable prior year reserve development.

•	First quarter 2017 Global Health Care operating expense ratio[9] of 20.5% reflects the impact of the health insurance tax moratorium, business mix changes, and continued effective expense management.

•	Global Health Care net medical costs payable[10] was approximately $2.51 billion at March 31, 2017 and $2.26 billion at December 31, 2016.

Global Supplemental Benefits

This segment includes Cigna's global individual supplemental health, life and accident insurance business, primarily in Asia, and Medicare supplement coverage in the United States.

Financial Results (dollars in millions, policies in thousands):

	Three Months Ended
	March 31,		December 31,
	2017	2016	2016

Premiums and Fees[11]	$869	$772	$842
Adjusted Income from Operations[1]	$74	$67	$63
Adjusted Margin, After-Tax[7]	8.1%	8.3%	7.2%

	As of the Periods Ended
	March 31,		December 31,
	2017	2016	2016

Policies[11]	12,611	11,855	12,151

•	Global Supplemental Benefits delivered strong results again in first quarter 2017, reflecting the benefits of our differentiated solutions for individual consumers.

•	First quarter 2017 premiums and fees[11] grew 13% over first quarter 2016, reflecting continued business growth.

•	First quarter 2017 adjusted income from operations[1] and adjusted margin, after-tax[7] reflect business growth and strong operating expense management.

Group Disability and Life

This segment includes Cigna's group disability, life and accident insurance operations.

Financial Results (dollars in millions):

	Three Months Ended
	March 31,		December 31,
	2017	2016	2016

Premiums and Fees	$1,031	$1,027	$1,035
Adjusted Income from Operations[1]	$68	$15	$69
Adjusted Margin, After-Tax[7]	6.1%	1.4%	6.1%

•	Group Disability and Life results reflect the value created for our customers and clients through our differentiated productivity and return to work programs.

•	First quarter 2017 premiums and fees are generally in-line with first quarter 2016.

•	First quarter 2017 adjusted income from operations[1] and adjusted margin, after-tax[7] reflect continued stable life results as well as further improvement in disability performance.

Corporate & Other Operations

Adjusted loss from operations1 for Cigna's remaining operations is presented below:

Financial Results (dollars in millions):
	Three Months Ended
	March 31,		December 31,
	2017	2016	2016

Corporate & Other Operations	$(33)	$(25)	$(53)

•	First quarter 2017 adjusted loss from operations[1] improved sequentially primarily driven by favorable impacts on corporate income taxes from stock-based compensation programs.

2017 OUTLOOK

Cigna's outlook for full year 2017 consolidated adjusted income from operations1,3 is in the range of $2.41 billion to $2.53 billion, or $9.25 to $9.75 per share.  Cigna's outlook excludes the impact of additional prior year reserve development and potential effects of any future capital deployment.4

(dollars in millions, except where noted and per share amounts)	Projection for Full-Year Ending
December 31, 2017

Adjusted Income (Loss) from Operations[1,3]
Global Health Care	$2,065 to 2,135
Global Supplemental Benefits	$295 to 315
Group Disability and Life	$230 to 260
Ongoing Businesses	$2,590 to 2,710

Corporate & Other Operations	$(180)
Consolidated Adjusted Income from Operations[1,3]	$2,410 to 2,530

Consolidated Adjusted Income from Operations, per share[1,3,4]	$9.25 to 9.75

2017 Operating Metrics and Ratios Outlook
Total Revenue Growth	3% to 4%

Full Year Total Commercial Medical Care Ratio[9]	80.5% to 81.5%
Full Year Total Government Medical Care Ratio[9]	85% to 86%
Full Year Global Health Care Operating Expense Ratio[9]	20.5% to 21.5%
Global Medical Customer Growth[2]	500,000 – 600,000 customers

The foregoing statements represent the Company's current estimates of Cigna's 2017 consolidated and segment adjusted income from operations1,3 and other key metrics as of the date of this release.  Actual results may differ materially depending on a number of factors.  Investors are urged to read the Cautionary Note Regarding Forward-Looking Statements included in this release.  Management does not assume any obligation to update these estimates.

This quarterly earnings release and the Quarterly Financial Supplement are available on Cigna's website in the Investor Relations section (http://www.cigna.com/aboutcigna/investors).  Management will be hosting a conference call to review first quarter 2017 results and discuss full year 2017 outlook beginning at 8:30 a.m. EDT.  A link to the conference call is available in the Investor Relations section of Cigna's website located at http://www.cigna.com/cignadotcom/aboutcigna/investors/events/index.page.

The call-in numbers for the conference call are as follows:

Live Call
(888) 831-6084 (Domestic)
(517) 308-9064 (International)
Passcode: 5052017

Replay
(866) 370-3634 (Domestic)
(203) 369-0247 (International)

It is strongly suggested you dial in to the conference call by 8:15 a.m. EDT.

Notes:

1.
Adjusted income (loss) from operations is defined as shareholders' net income (loss) excluding the following after-tax adjustments: net realized investment results, net amortization of other acquired intangible assets and special items.  Special items are identified in Exhibit 2 of this earnings release.

Adjusted income (loss) from operations is a measure of profitability used by Cigna's management because it presents the underlying results of operations of Cigna's businesses and permits analysis of trends in underlying revenue, expenses and shareholders' net income.  This consolidated measure is not determined in accordance with accounting principles generally accepted in the United States (GAAP) and should not be viewed as a substitute for the most directly comparable GAAP measure, shareholders' net income. See Exhibits 1 and 2 for a reconciliation of adjusted income from operations to shareholders' net income.

2.
Global medical customers include individuals who meet any one of the following criteria: are covered under a medical insurance policy, managed care arrangement, or service agreement issued by Cigna; have access to Cigna's provider network for covered services under their medical plan; or have medical claims and services that are administered by Cigna.

3.
Management is not able to provide a reconciliation to shareholders' net income (loss) on a forward-looking basis because we are unable to predict, without unreasonable effort, certain components thereof including (i) future net realized investment results and (ii) future special items.  These items are inherently uncertain and depend on various factors, many of which are beyond our control. As such, any associated estimate and its impact on shareholders' net income could vary materially.

4.	The Company's outlook excludes the potential effects of any share repurchases or business combinations that may occur after the date of this earnings release.

5.
The measure "consolidated operating revenues" is not determined in accordance with GAAP and should not be viewed as a substitute for the most directly comparable GAAP measure, "total revenues."  We define consolidated operating revenues as total revenues excluding realized investment results.  We exclude realized investment results from this measure because our portfolio managers may sell investments based on factors largely unrelated to the underlying business purposes of each segment.  As a result, gains or losses created in this process may not be indicative of past or future underlying performance of the business.  See Exhibit 1 for a reconciliation of consolidated operating revenues to total revenues.

6.
The Company recorded a long-term care guaranty fund assessment related to Penn Treaty Network America Insurance Company and its subsidiary American Network Insurance Company in the first quarter of 2017, for $83 million after tax.  The Company is excluding this guaranty fund assessment from adjusted income from operations as a special item.

7.	Adjusted margin, after-tax, is calculated by dividing adjusted income (loss) from operations by operating revenues for each segment.

8.	Prior period behavioral care customers have been revised to conform to current presentation.

9.	Operating ratios are defined as follows:
•
Total Commercial medical care ratio represents medical costs as a percentage of premiums for all commercial risk products, including medical, pharmacy, dental, stop loss and behavioral products provided through guaranteed cost or experience-rated funding arrangements in both the United States and internationally.

•	Total Government medical care ratio represents medical costs as a percentage of premiums for Medicare Advantage, Medicare Part D, and Medicaid products.
•	Global Health Care Operating Expense Ratio represents operating expenses excluding acquisition related amortization expense as a percentage of operating revenue in the Global Health Care segment.

10.
Global Health Care medical costs payable are presented net of reinsurance and other recoverables.  The gross Global Health Care medical costs payable balance was $2.77 billion as of March 31, 2017 and $2.53 billion as of December 31, 2016.

11.
Cigna owns a 50% noncontrolling interest in its China joint venture.  Cigna's 50% share of the joint venture's earnings is reported in Other Revenues using the equity method of accounting under GAAP.  As such, the premiums and fees and policy counts for the Global Supplemental Benefits segment do not include the China joint venture.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release, and oral statements made with respect to information contained in this release, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on Cigna's current expectations and projections about future trends, events and uncertainties. These statements are not historical facts.  Forward-looking statements may include, among others, statements concerning our projected adjusted income (loss) from operations outlook for 2017, on both a consolidated and segment basis; projected total revenue growth and global medical customer growth, each over year end 2016; projected medical care and operating expense ratios and medical cost trends; future financial or operating performance, including our ability to deliver personalized and innovative solutions for our customers and clients and future growth, business strategy, strategic or operational initiatives; economic, regulatory or competitive environments, particularly with respect to the pace and extent of change in these areas; financing or capital deployment plans and amounts available for future deployment; our prospects for growth in the coming years; statements regarding the proposed merger between Cigna and Anthem, Inc. (Anthem) and the litigation related thereto; statements regarding the timing of resolution of the issues raised by CMS; and other statements regarding Cigna's future beliefs, expectations, plans, intentions, financial condition or performance.  You may identify forward-looking statements by the use of words such as "believe," "expect," "plan," "intend," "anticipate," "estimate," "predict," "potential," "may," "should," "will" or other words or expressions of similar meaning, although not all forward-looking statements contain such terms.

Forward-looking statements are subject to risks and uncertainties, both known and unknown, that could cause actual results to differ materially from those expressed or implied in forward-looking statements. Such risks and uncertainties include, but are not limited to: our ability to achieve our financial, strategic and operational plans or initiatives; our ability to predict and manage medical costs and price effectively and develop and maintain good relationships with physicians, hospitals and other health care providers; the impact of modifications to our operations and processes, including those in our disability business; our ability to identify potential strategic acquisitions or transactions and realize the expected benefits of such transactions; the substantial level of government regulation over our business and the potential effects of new laws or regulations or changes in existing laws or regulations; the outcome of litigation, regulatory audits including the CMS review and sanctions, investigations, actions and/or guaranty fund assessments; uncertainties surrounding participation in government-sponsored programs such as Medicare; the effectiveness and security of our information technology and other business systems; unfavorable industry, economic or political conditions including foreign currency movements; acts of war, terrorism, natural disasters or pandemics; any ongoing litigation with respect to the ruling of the District Court enjoining the merger and the U.S. Court of Appeals' decision affirming that ruling; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement of the ruling enjoining the merger; uncertainty as to litigation with respect to the termination of the merger agreement, the reverse termination fee, declaratory judgments with respect to the foregoing and/or contract and non-contract damages for claims filed against Anthem; the risk that a government entity or court of competent jurisdiction, in any litigation, arbitration or other forum, finds in any binding or non-binding decision that Cigna has not complied, in full or in part, with its obligations under the merger agreement or that Cigna is liable for any breach, willful or otherwise, of the merger agreement; uncertainty as to whether and, if so, when Anthem will pay the reverse termination fee; uncertainty as to litigation with respect to the suit initiated by Anthem against Cigna, including for damages with respect to the transactions contemplated in the merger agreement; competitive responses to the ruling; the inability to retain key personnel; the timing and likelihood of completion of the proposed merger, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals for the proposed merger that could reduce anticipated benefits or cause the parties to abandon the transaction; if the merger is completed, the possibility that the expected synergies and value creation from the proposed merger will not be realized or will not be realized within the expected time period; if the merger is completed, the risk that the businesses of Cigna and Anthem will not be integrated successfully; disruption from the proposed merger making it more difficult to maintain business and operational relationships; the risk that unexpected costs will be incurred; the possibility that the proposed merger does not close, including due to the failure to satisfy the closing conditions; the risk that financing for the proposed merger may not be available on favorable terms, as well as more specific risks and uncertainties discussed in our most recent report on Form 10-K and subsequent reports on Forms 10-Q and 8-K available on the Investor Relations section of www.cigna.com as well as on Anthem's most recent report on Form 10-K and subsequent reports on Forms 10-Q and 8-K available on the Investor Relations section of www.antheminc.com.  You should not place undue reliance on forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance or results, and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify.  Cigna undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.

CIGNA CORPORATION
COMPARATIVE SUMMARY OF FINANCIAL RESULTS (unaudited)	Exhibit 1
(Dollars in millions, except per share amounts)

	Three Months Ended
	March 31,
	2017	2016

REVENUES

Premiums	$8,103	$7,746
Fees	1,156	1,133
Net investment income	303	272
Mail order pharmacy revenues	710	697
Other revenues	67	68
Consolidated operating revenues	10,339	9,916
Net realized investment gains (losses)	46	(32)
Total revenues	$10,385	$9,884

SHAREHOLDERS' NET INCOME (LOSS)

Shareholders' net income	$598	$519
After-tax adjustments to reconcile to adjusted income from operations:
Realized investment (gains) losses	(31)	21
Amortization of other acquired intangible assets, net	20	25
Special items	132	36
Adjusted income from operations (1)	$719	$601

Adjusted income (loss) from operations by segment
Global Health Care	$610	$544
Global Supplemental Benefits	74	67
Group Disability and Life	68	15
Ongoing Operations	752	626
Corporate and Other	(33)	(25)
Total adjusted income from operations	$719	$601

DILUTED EARNINGS PER SHARE

Shareholders' net income	$2.30	$2.00
After-tax adjustments to reconcile to adjusted income from operations:
Realized investment (gains) losses	(0.12)	0.08
Amortization of other acquired intangible assets, net	0.08	0.10
Special items	0.51	0.14
Adjusted income from operations (1)	$2.77	$2.32
Weighted average shares (in thousands)	259,774	259,447
Common shares outstanding (in thousands)	256,217	256,507

SHAREHOLDERS' EQUITY at March 31,	$14,226	$12,675

SHAREHOLDERS' EQUITY PER SHARE at March 31,	$55.52	$49.41

(1) Adjusted income (loss) from operations is defined as shareholders' net income (loss) excluding the following after-tax adjustments: realized investment results; net amortization of other acquired intangible assets; and special items (identified and quantified on Exhibit 2).

Exhibit 2
CIGNA CORPORATION
RECONCILIATION OF SHAREHOLDERS' NET INCOME (LOSS) TO ADJUSTED INCOME FROM OPERATIONS
(Dollars in millions, except per share amounts)
	Diluted Earnings Per Share			Consolidated			Global Health Care
Three Months Ended	1Q17	1Q16	4Q16	1Q17	1Q16	4Q16	1Q17	1Q16	4Q16

Shareholders' net income (loss)	$2.30	$2.00	$1.47	$598	$519	$382	$544	$514	$337
After-tax adjustments to reconcile to adjusted income (loss) from operations:
Realized investment (gains) losses	(0.12)	0.08	(0.14)	(31)	21	(38)	(16)	12	(29)
Amortization of other acquired intangible assets, net	0.08	0.10	0.08	20	25	22	14	18	18
Special items:
Long-term care guaranty fund assessment	0.32	-	-	83	-	-	68	-	-
Merger-related transaction costs	0.19	0.14	0.15	49	36	39	-	-	-
Risk corridor allowance	-	-	0.31	-	-	80	-	-	80
Adjusted income (loss) from operations	$2.77	$2.32	$1.87	$719	$601	$485	$610	$544	$406
Weighted average shares (in thousands)	259,774	259,447	259,882

Special Items, pre-tax:
Long-term care guaranty fund assessment				$129	$-	$-	$106	$-	$-
Merger-related transaction costs				63	40	43	-	-	-
Risk corridor allowance				-	-	124	-	-	124
Total				$192	$40	$167	$106	$-	$124

	Global Supplemental Benefits			Group Disability and Life			Corporate and Other
Three Months Ended	1Q17	1Q16	4Q16	1Q17	1Q16	4Q16	1Q17	1Q16	4Q16

Shareholders' net income (loss)	$77	$59	$54	$59	$13	$83	$(82)	$(67)	$(92)
After-tax adjustments to reconcile to adjusted income (loss) from operations:
Realized investment (gains) losses	(9)	1	5	(6)	2	(14)	-	6	-
Amortization of other acquired intangible assets, net	6	7	4	-	-	-	-	-	-
Special items:
Long-term care guaranty fund assessment	-	-	-	15	-	-	-	-	-
Merger-related transaction costs	-	-	-	-	-	-	49	36	39
Risk corridor allowance	-	-	-	-	-	-	-	-	-
Adjusted income (loss) from operations	$74	$67	$63	$68	$15	$69	$(33)	$(25)	$(53)
Weighted average shares (in thousands)

Special Items, pre-tax:
Long-term care guaranty fund assessment	$-	$-	$-	$23	$-	$-	$-	$-	$-
Merger-related transaction costs	-	-	-	-	-	-	63	40	43
Risk corridor allowance	-	-	-	-	-	-	-	-	-
Total	$-	$-	$-	$23	$-	$-	$63	$40	$43